UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):    January 22, 1999


                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



           TEXAS                     1-10560                 74-2211011
(State or other jurisdiction       (Commission            (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)



      3000 TECHNOLOGY DRIVE, ANGLETON, TEXAS              77515
      (Address of principal executive offices)         (Zip code)


      Registrant's telephone number, including area code:  (409) 849-6550

ITEM 5.     OTHER EVENTS.

            On January 22, 1999 Benchmark Electronics, Inc. ("Company") and its subsidiary BEI Electronics Ireland Limited entered into an agreement with Ascend Communications, Inc. ("Ascend") and its subsidiary Stratus Computer Ireland ("Stratus") to purchase certain inventory and equipment, and to hire certain employees, of Stratus. The assets are being purchased at book value, currently estimated at $48,000,000 in the aggregate. After the purchase, Benchmark will provide systems integration and testing services to both Ascend and Stratus Holdings Limited, the former Enterprise Computer Division of Stratus Computer Inc. being divested by Ascend, for a three year period. Financing for the purchase is expected to be provided from cash generated from operations and draws under a new revolving credit facility.

      Completion of the transaction is subject to satisfaction of customary conditions to closing, including receipt of certain regulatory approvals. Benchmark expects the transaction to close on or about March 1, 1999.

      This report contains certain forward-looking statements regarding the Company's business operations. The words "expect," "estimate," "anticipate," "predict," and similar expressions are intended to identify these forward-looking statements. Such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions and customer actions discussed in the Company's filings with the Securities and Exchange Commission, and the risk of receipt of government approvals and the satisfaction of the other conditions to closing the transaction. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits.

            The following materials are filed as exhibits to this Current Report on Form 8-K.

      EXHIBIT
      NUMBER                  DESCRIPTION

        2.1 Purchase and Sale Agreement by and between Stratus Computer Ireland, Ascend Communications, Inc., BEI Electronics Ireland Limited and Benchmark Electronics, Inc. dated January 22, 1999.



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
                                S I G N A T U R E

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BENCHMARK ELECTRONICS, INC.



Dated: February 5, 1999             By: /s/ DONALD E. NIGBOR
                                            Donald E. Nigbor
                                            President


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
                                  EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION

   2.1 Purchase and Sale Agreement by and between Stratus Computer Ireland, Ascend Communications, Inc., BEI Electronics Ireland Limited and Benchmark Electronics, Inc. dated January 22, 1999.


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